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                                                                 Exhibit 11.1

                         C-CUBE MICROSYSTEMS INC.

                    COMPUTATION OF EARNINGS PER SHARE
                  Quarter Ended March 31, 1997 and 1996
                 (in thousands, except per share amounts)


                                          Quarter Ended March 31,
                                          ----------------------
                                             1997         1996
                                          ---------    ---------
        Net income                        $  15,395    $  13,581
                                          =========    =========
        Weighted average common
           shares outstanding                36,214       32,742
        Common share equivalents
           related to stock options           1,730        3,300
                                          ---------    ---------
        Weighted average common and
           equivalent shares                 37,944       36,042
                                          =========    =========
        Net income per share              $    0.41    $    0.38
                                          =========    =========